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CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information, constituting parts of this Registration Statement to be filed on or about November 25, 2003 on Form N-14 ("N-14 Registration Statement") of Morgan Stanley Growth Fund, of our report dated May 12, 2003 relating to the March 31, 2003 financial statements of Morgan Stanley Growth Fund and our report dated October 15, 2003 relating to the August 31, 2003 financial statements of Morgan Stanley Market Leader Trust. We also consent to the references to us under the headings "Financial Statements and Experts" in the Proxy Statement and Prospectus which is part of the N-14 Registration Statement and to the references to us under the headings "Financial Highlights," "Custodian and Independent Auditors" and "Experts" in each Fund's Prospectus and Statement of Additional Information dated May 30, 2003 for Morgan Stanley Growth Fund and October 30, 2003 for Morgan Stanley Market Leader Trust, all of which are incorporated by reference in the N-14 Registration Statement.




Deloitte & Touche LLP
New York, New York
November 25, 2003